**STATE OF NEVADA**

*BARBARA K. CEGAVSKE*
*Secretary of State*

*JEFFERY LANDERFELT*
*Deputy Secretary for Commercial Recordings*

**OFFICE OF THE**
**SECRETARY OF STATE**

# Certified Copy

July 8, 2015

**Job Number:** C20150708-2391
**Reference Number:**
**Expedite:**
**Through Date:**

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number(s) | Description | Number of Pages |
|---|---|---|
| 20150315253-57 | Amendment | 2 Pages/1 Copies |

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Sandra Kraatz
Certificate Number: C20150708-2391
You may verify this certificate
online at **http://www.nvsos.gov/**

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*090201*

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske | 20150315253-57 |
| Barbara K. Cegavske Secretary of State State of Nevada | Filing Date and Time: 07/08/2015 1:00 PM |
| | Entity Number: E0882072007-4 |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

1. Name of corporation:

National Automation Services, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 1 and ARTICLE 3 of the Corporation's Articles of Incorporation, as amended, have been amended as set forth in Annex A and made a part hereof by reference.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: 07/15/2015 Time: 6:00AM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

**Certificate of Amendment to Articles of Incorporation**
**For Nevada Profit Corporations**

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

**NATIONAL AUTOMATION SERVICES, INC.**, a corporation organized and existing under the laws of the state of Nevada (the "Corporation") hereby certifies as follows:

1. ARTICLE 1 of the Corporation's Articles of Incorporation shall be amended and restated in its entirety to read as follows:

   The name of the Corporation is National Energy Services, Inc. (the "***Corporation***").

2. ARTICLE 3 of the Corporation's Articles of Incorporation shall be amended and restated in its entirety to read as follows:

   The total number of capital stock authorized that may be issued by the Corporation is one hundred sixty million (160,000,000) shares, of which one hundred fifty million (150,000,000) share are Common Stock, with a par value of $0.001 per share, and ten million (10,000,000) shares of Preferred Stock, with a par value of $0.001 per share, the designations, rights and preferences of which may be determined by the Board of Directors. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors. On September 5, 2014, the Corporation effected a 200:1 reverse stock split of the Corporation's issued and outstanding Common Stock. Fractional shares were rounded up.

3. The foregoing amendments have been duly adopted in accordance with the provisions of Nevada Revised Statutes 78.385 and 78.390 by the vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.

**IN WITNESS WHEREOF,** I have executed this Certificate of Amendment as of this 8th day of July 2015.

By: ______________________
Robert Chance
Chief Executive Officer